Exhibit 99.1

FIRST AMENDMENT TO THE
ASSET PURCHASE AGREEMENT

        THIS FIRST AMENDMENT to the Asset Purchase Agreement by and between Harbin Xinda Macromolecule Material Co., Ltd. (“Xinda”) and Harbin Xinda High-Tech Co., Ltd. (“Xinda High-Tech) entered into on September 20, 2008 (the “Agreement”) and amends the Agreement as set forth below (the “Amendment”). Xinda and Xinda High-Tech are hereinafter at times collectively referred to as the “Parties. “

RECITALS

WHEREAS, the Agreement states the two Payments Dates (as defined in the Agreement) on or before December 31st, 2008 and September 30th , 2009;

WHEREAS, the First Payment Date (as defined in the Agreement) has passed and the Parties wish to amend the Agreement to reflect a new Payment Date;

WHEREAS, unless otherwise defined in this Amendment, capitalized terms have the meaning as defined in the Agreement

AGREEMENT

Accordingly, the Parties hereby agree as follows:

1.	Section 3.2 of the Agreement is hereby amended to read as follows:3.2 240 million RMB shall be paid by the purchaser on or before December 31, 2009 (the “Payment Date”), or at such other time as the Parties may mutually agree upon.

2.	Except as otherwise provided herein, all other terms of the Agreement remain in full force and effect.

3.	This Amendment may be executed by facsimile and in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above.

SELLER: HARBIN XINDA HIGH- TECH CO., LTD

By:
Date	2009-2-21

PURCHASER;HARBIN XINDA MACROMOLECULE MATERIAL CO., LTD.

By:
Date	2009.2-21